Exhibit 10.1

BORGWARNER INC.
2018 STOCK INCENTIVE PLAN

Restricted Stock Agreement—Employees

BorgWarner, Inc., a Delaware corporation (the “Company), hereby awards to the Employee indicated below a Restricted Stock Award (the “Award”) under the BorgWarner Inc. 2018 Stock Incentive Plan (the “Plan”), as specified below, effective as of the Grant Date, according to the terms and conditions of this Restricted Stock Agreement (this “Agreement”) and the Plan. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
Grant Information:
Employee Name:
Grant Date:     February 11, 2020
Number of Restricted Shares Awarded: «units» Shares
Terms and Conditions:

1.
Restriction Period. Except as otherwise provided in this Agreement, the Restriction Period for the Restricted Stock awarded to the Employee under this Agreement shall commence with the Grant Date set forth above and shall end, for the percentage of the Shares indicated below (each percentage of Shares and the associated vesting date is referred to as a “Tranche”), on the date when the Restricted Stock shall have vested in accordance with the following schedule provided that the Employee remains continuously employed by or in the service of the Company or an Affiliate through the applicable vesting date:

Vesting Date                Vested Percentage

February 28, 2022            50% of the Awarded Shares

February 28, 2023            100% of the Awarded Shares

Notwithstanding the foregoing, if the application of the above vesting schedule would cause a fractional Share to vest, then the number of Shares that vest on such date shall be rounded down to the nearest whole number.

Prior to the date that the Restriction Period applicable to Shares of Restricted Stock lapses, the Employee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber such Shares of Restricted Stock.

2.	Issuance of Share Certificates or Book Entry Record.

(a)
The Company shall, as soon as administratively feasible after execution of this Agreement by the Employee, either (1) issue one or more certificates in the name of the Employee representing the Shares covered by this Award, or (2)

Exhibit 10.1

direct the Company’s transfer agent for the Stock to make a book entry record showing ownership for the Restricted Stock in the name of the Employee, subject to the terms and conditions of the Plan and this Agreement.

(b)	In the event that the Company issues one or more certificates for the Restricted Stock covered by this Award in lieu of book entry, during the applicable Restriction Period:

(i)
The certificate or certificates shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2018 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Restricted Stock Agreement are on file at the headquarters offices of BorgWarner Inc.”

(ii)	The certificates shall be held in custody by the Company until the restrictions set forth herein shall have lapsed; and

(iii)
As a condition to receipt of this Award, the Employee hereby authorizes the Company to issue such instructions to the transfer agent as the Company may deem necessary or proper to comply with the intent and purposes of this Agreement and the Plan, including provisions regarding forfeiture. This paragraph shall be deemed to constitute the stock power, endorsed in blank, contemplated by Section 8.2 of the Plan.

(c)
At the Employee’s request, if and when the applicable Restriction Period expires for a Share or Shares granted hereunder without a prior forfeiture, the Company will deliver certificate(s) for such Share(s) to the Employee.

3.
Termination of Employment. Except as otherwise provided in this Section 3 or Section 4, the Employee shall forfeit the Shares that are unvested as of the effective date of the Employee’s Termination of Employment. Notwithstanding the foregoing, except as otherwise determined by the Committee, in its sole discretion, at the time of the Employee’s Termination of Employment, the following provisions shall apply.

(a)	Death or Disability. If the Employee’s Termination of Employment is due to the Employee’s death or Disability, then all the unvested Shares shall immediately vest.

(b)	Retirement. If the Employee’s Termination of Employment is due to Retirement, then the Committee may, in its sole discretion, cause all or a portion of the unvested Shares to vest.

(c)
Effective Date of Termination of Employment. For purposes of this Agreement, any Termination of Employment shall be effective as of the earlier of (1) the date that the Company receives the Employee’s notice of resignation of employment, or (2) the date that the Employee ceases to actively provide services. In connection with the foregoing, the applicable termination date shall not be extended by any notice period mandated under local law (e.g., “garden leave” or

Exhibit 10.1

similar period pursuant to local law), and the Company shall have the exclusive discretion to determine when the Employee is no longer actively providing service for purposes of this Award. Notwithstanding the foregoing, the Employee will be deemed to have experienced a Termination of Employment upon the Employee’s “separation from service” within the meaning of Section 409A of the Code to the extent this Award is subject to Section 409A of the Code.

4.
Change in Control. In the event of a Change in Control, this Award shall be treated in accordance with Section 15 of the Plan, provided, however, that for purposes of Section 15.1(a)(5), the Employee will be considered to have terminated the Employee’s employment or service for “good reason” if the Employee’s termination either (a) meets the requirements set forth in Exhibit A attached to this Agreement or (b) constitutes a “good reason” termination under the Employee’s employment, retention, change in control, severance or similar agreement with the successor, purchaser, the Company, or any affiliate thereof, if any.

5.
Stockholder Rights. Subject to the restrictions imposed by this Agreement and the Plan, the Employee shall have, with respect to the Restricted Stock covered by this Award, all of the rights of a stockholder of the Company holding Stock, including the right to vote the Shares and the right to receive dividends; provided, however, that any cash dividends payable with respect to the Restricted Stock covered by this Award shall be automatically reinvested in additional Shares of Restricted Stock, the number of which shall be determined by multiplying (a) the number of Shares that the Employee has been issued under this Agreement as of the dividend record date that have not vested as of such record date by (b) the dividend paid on each Share, and dividing the result by (c) the Fair Market Value of a Share on the dividend payment date. Such additional Shares so awarded shall vest at the same time, and to the same extent, as the Restricted Stock to which it relates and shall be subject to the same restrictions, terms and conditions contained herein. Dividends payable with respect to the Restricted Stock covered by this Award that are payable in Stock shall also be paid in the form of additional Shares of Restricted Stock and shall vest at the same time, and to the same extent, as the Restricted Stock to which it relates and shall be subject to the same restrictions, terms, and conditions contained herein.

6.
Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Employee or beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.
The Employee acknowledges that the ultimate liability for all taxes legally due by the Employee is and remains the Employee’s responsibility, and the Company: (a) makes no representations or undertakings regarding the tax treatment of this Award; and (b) does not commit to structure the terms of this Award to reduce or eliminate the Employee’s tax liability.

7.	Acquisition of Shares For Investment Purposes Only. By accepting this Award, the Employee hereby agrees with the Company as follows:

(a)
The Employee is acquiring the Shares covered by this Award for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “1933 Act”), and

Exhibit 10.1

shall not dispose of any of the Shares in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or “blue sky” laws;

(b)
If any of the Shares covered by this Award shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such Shares shall be made by the Employee (or any other person) under such circumstances that he or she (or any other such person) may be deemed an underwriter, as defined in the 1933 Act; and

(c)	The Company shall have the authority to endorse upon the certificate or certificates representing the Shares covered by this Agreement such legends referring to the foregoing.

8.	Miscellaneous.

(a)
Nontransferability. This Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise permitted by the Company, and shall not be subject to execution, attachment or similar process.

(b)
Notices. Any written notice required or permitted under this Agreement shall be deemed given when delivered personally, as appropriate, either to the Employee or to the Executive Compensation Department of the Company, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to the Employee at his or her address set forth above under the heading “Grant Information,” or to Attention: Executive Compensation, BorgWarner Inc., at its headquarters office or such other address as the Company may designate in writing to the Employee.

(c)
Failure To Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(d)
Governing Law. The Award made and actions taken under the Plan and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions.

(e)
Provisions of Plan. This Award is granted pursuant to the Plan, and this Award and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement solely by reference or expressly cited herein. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Employee. If there is any conflict between the terms of this Agreement and the terms of the Plan, other than with respect to any provisions relating to Termination of Employment or Change in Control, the Plan’s terms shall supersede and replace the conflicting terms of this Agreement to the minimum extent necessary to resolve the conflict. Notwithstanding any terms of the Plan to the contrary, the

Exhibit 10.1

termination provisions of Section 3 or the change in control provision of Section 4 of this Agreement control.

(f)
Section 16 Compliance. To the extent necessary to comply with, or to avoid disgorgement of profits under the short-swing matching rules of, Section 16 of the Exchange Act, the Employee shall not sell or otherwise dispose of the Shares.

(g)
No Right to Continued Employment. Nothing contained in the Plan or this Agreement shall confer upon the Employee any right to continued employment nor shall it interfere in any way with the right of the Company or any subsidiary or Affiliate to terminate the employment of the Employee at any time.

(h)
Discretionary Nature of Plan; No Right to Additional Awards. The Employee acknowledges and agrees that the Plan is discretionary in nature and limited in duration and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of an Award under the Plan is a one-time benefit and does not create any contractual or other right to receive an Award or benefits in lieu of an Award. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an award, the number of Shares subject to the award, and the vesting provisions.

(i)
Termination Indemnities. The value of this Award is an extraordinary item of compensation outside the scope of the Employee’s employment contract, if any. As such, Awards are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

(j)
Acceptance of Award. By accepting this Award, the Employee agrees to accept all the terms and conditions of the Award, as set forth in this Agreement and in the Plan. This Agreement shall not be effective as a Restricted Stock Award if a copy of this Agreement is not signed by the Employee and returned to the Company (unless the Employee accepts this award in an alternative means approved by the Company, which may include electronic acceptance).

(k)	Binding Effect. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the parties’ respective heirs, legal representatives successors and assigns.

(l)	Amendment of the Agreement. Except as otherwise provided in the Plan, the Company and the Employee may amend this Agreement only by a written instrument signed by both parties.

(m)	Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one Agreement.

(n)
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Award by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to

Exhibit 10.1

participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(o)
Entire Agreement; Headings. This Agreement is the entire agreement between the parties hereto, and all prior oral and written representations are merged into this Agreement. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof.

*    *    *    *    *

IN WITNESS WHEREOF, BORGWARNER INC. and the Employee have executed this Agreement to be effective as of the date first written above.

BORGWARNER INC.

By:

Title: Chief Executive Officer

I acknowledge receipt of a copy of the Plan (either as an attachment hereto or that has been previously received by me) and that I have carefully read this Agreement and the Plan. I agree to be bound by all of the provisions set forth in this Agreement and the Plan.

Date        Employee

Exhibit A
To Restricted Stock Agreement for Employees

Definition of “Good Reason”

Exhibit 10.1

For purposes of Section 4 of the Agreement, the Employee will be treated as having terminated the Employee’s employment for “good reason” if, after a Change in Control, the Employee terminates employment after any of the following events occurs:

a)
the assignment to the Employee of any duties inconsistent in any respect with the Employee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as of the date of the Change in Control or any higher position, authority, duties or responsibilities assigned to the Employee after the date of the Change in Control, or any other diminution in the Employee’s position, authority, duties or responsibilities (whether or not occurring solely as a result of the Company’s ceasing to be a publicly traded entity), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; or

b)	any failure by the Company to:

1.
pay the Employee an annual base salary at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Employee by the Company and its affiliated companies in respect of the twelve‑month period immediately preceding the month in which the Change in Control occurs; or

2.
provide the Employee, for each fiscal year ending during the applicable Restriction Period (or, if earlier, before the second anniversary of the effective date of the Change in Control), an annual bonus (the “Annual Bonus”) opportunity at least equal to the Employee’s average of the bonuses paid or payable under the Company’s Management Incentive Bonus Plan, or any comparable annual bonus under any predecessor or successor plan, in respect of the last three full fiscal years prior to the date of the Change in Control (or, if the Employee was first employed by the Company after the beginning of the earliest of such three fiscal years, the average of the bonuses paid or payable under such plan(s) in respect of the fiscal years ending before the date of the Change in Control during which the Employee was employed by the Company, with such bonus being annualized with respect to any such fiscal year if the Employee was not employed by the Company for the whole of such fiscal year), in either case, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; or

c)	the Company’s requiring the Employee, without the Employee’s consent, to:

1.	be based at any office or location that is more than 35 miles from the location where the Employee was employed immediately preceding the date of the Change in Control; or

2.	travel on Company business to a substantially greater extent than required immediately prior to the date of the Change in Control.

For purposes of this Exhibit, any good faith determination of “good reason” made by the Employee shall be conclusive.